EXHIBIT 10.1





                             DISTRIBUTION AGREEMENT

                                 by and between

                              KANEB SERVICES, INC.

                                       AND

                       KANEB SERVICES LLC AND SUBSIDIARIES


                                  June 28, 2001


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                                TABLE OF CONTENTS


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
                                                                                                               Page

ARTICLE 1.........................................................................................................1
         CERTAIN DEFINITIONS......................................................................................1
         1.1     "Action"   ......................................................................................1
         1.2     "Adjustment".....................................................................................1
         1.3     "Administrative Services Agreement"..............................................................1
         1.4     "Affected Layers"................................................................................1
         1.5     "Affiliate"......................................................................................1
         1.6     "Agreement"......................................................................................2
         1.7     "Allocated Shares"...............................................................................2
         1.8     "Annual Premiums"................................................................................2
         1.9     "Aon"      ......................................................................................2
         1.10    "Business Day"...................................................................................2
         1.11    "CERCLA"  .......................................................................................2
         1.12    "Code"     ......................................................................................2
         1.13    "Common Share Issuance"..........................................................................2
         1.14    "Distribution"...................................................................................2
         1.15    "Distribution Agent".............................................................................2
         1.16    "Distribution Date"..............................................................................2
         1.17    "Employee Benefits Agreement"....................................................................2
         1.18    "Environmental Conditions".......................................................................2
         1.19    "Environmental Law" or "Environmental Laws"......................................................2
         1.20    "Environmental Liabilities"......................................................................3
         1.21    "Estimate".......................................................................................3
         1.22    "Group"    ......................................................................................3
         1.23    "Income Tax".....................................................................................3
         1.24    "Incremental Group Tax Liability"................................................................3
         1.25    "Initial Policy Periods".........................................................................3
         1.26    "Insured Party"..................................................................................3
         1.27    "KFC"      ......................................................................................3
         1.28    "KPL"      ......................................................................................3
         1.29    "KPL Contribution"...............................................................................4
         1.30    "KPLOP Partnership Agreement"....................................................................4
         1.31    "KPP Distributions"..............................................................................4
         1.32    "KPP Partnership Agreement"......................................................................4
         1.33    "KSI"      ......................................................................................4
         1.34    "KSI Common Stock"...............................................................................4
         1.35    "KSI Employee Benefit Plan"......................................................................4
         1.36    "KSI Insurance Policy"...........................................................................4
         1.37    "KSL"      ......................................................................................4
         1.38    "KSL Assets".....................................................................................4
         1.39    "KSL Circumstance"...............................................................................4
         1.40    "KSL Common Shares"..............................................................................4
         1.41    "KSL Company"....................................................................................4
         1.42    "KSL Employee"...................................................................................4
         1.43    "KSL Employee Benefit Plan"......................................................................4
         1.44    "KSL Former Employee"............................................................................5
         1.45    "KSL Group"......................................................................................5
         1.46    "KSL Liabilities" ...............................................................................5
         1.47    "KSL Limited Liability Company Agreement"........................................................6
         1.48    "KSL Properties".................................................................................6
         1.49    "KSL Taxes"......................................................................................6
         1.50    "Liability"......................................................................................6
         1.51    "Liability Limit Trigger"........................................................................6
         1.52    "NYSE"     ......................................................................................6
         1.53    "Person"   ......................................................................................6
         1.54    "Predecessor"....................................................................................6
         1.55    "Record Date"....................................................................................6
         1.56    "Redemption".....................................................................................7
         1.57    "Reinstatement Premium"..........................................................................7
         1.58    "SEC"      ......................................................................................7
         1.59    "Subsidiary".....................................................................................7
         1.60    "Tax Subsidiary".................................................................................7
         1.61    "Taxes"    ......................................................................................7
         1.62    "Transfer Agent".................................................................................7
         1.63    "Voting Stock"...................................................................................7
         1.64    "Waste Materials"................................................................................7

ARTICLE 2.........................................................................................................8
         CONTRIBUTIONS; CONVERSION; LINE OF CREDIT................................................................8
         2.1     Pre-Distribution Transactions....................................................................8
         2.2     Guarantees and Financial Assurances..............................................................8
         2.3     KSL Acknowledgments..............................................................................8
         2.4     Line of Credit...................................................................................8
         2.5     Letter of Credit.................................................................................8
         2.6     Covenant regarding KPP Distributions.............................................................8
         2.7     Covenant regarding Assignment....................................................................8

ARTICLE 3.........................................................................................................8
         MECHANICS OF DISTRIBUTION................................................................................8
         3.1     Mechanics of KSL Distribution....................................................................8
         3.2     Timing of Distribution...........................................................................9

ARTICLE 4.........................................................................................................9
         ALLOCATION OF INSURANCE OBLIGATIONS......................................................................9
         4.1     Obligations during the Initial Policy Period.....................................................9
         4.2     Notification Requirements; Reinstatement of Liability Limits.....................................9
         4.3     Redetermination after Initial Policy Period.....................................................10
         4.4     Letter of Credit................................................................................10

ARTICLE 5........................................................................................................10
         5.1     Payment of Estimate and Incremental Group Tax Liability by KSL to KSI...........................10
         5.2     Determination of Incremental Group Tax Liability................................................11
         5.3     Indemnity ..................................................................................... 12
         5.4     Payment of Interest, Penalties and Expenses.....................................................12
         5.5     KSI as Agent....................................................................................12
         5.6     Application of Article 5........................................................................12

ARTICLE 6........................................................................................................13
         INDEMNIFICATION.........................................................................................13
         6.1     Indemnification Matters.........................................................................13
         6.2     Notice of KSL Circumstance......................................................................14
         6.3     Payment    .....................................................................................15
         6.4     Insurance  .....................................................................................15
         6.5     Scope of Indemnification........................................................................15
         6.6     Indemnity for Certain Environmental Liabilities.................................................15

ARTICLE 7........................................................................................................15
         CONDITIONS TO OBLIGATIONS OF KSI........................................................................15

ARTICLE 8........................................................................................................16
         MISCELLANEOUS...........................................................................................16
         8.1     KSL Covenants...................................................................................16
         8.2     Governing Law...................................................................................16
         8.3     Notices    .....................................................................................16
         8.4     Expenses   .....................................................................................17
         8.5     Entire Agreement................................................................................17
         8.6     Waiver     .....................................................................................17
         8.7     Binding Effect; Assignment; No Third Party Benefit..............................................18
         8.8     Counterparts....................................................................................18
         8.9     References .................................................................................... 18
         8.10    Terminology.....................................................................................18
         8.11    Severability....................................................................................18
         8.12    Further Assurances..............................................................................18
         8.13    Amendments..................................................................................... 18

                                 LIST OF ANNEXES

Annex A  --   Administrative Services Agreement
Annex B  --   Employee Benefits Agreement

                             DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT (this "Agreement") is dated June 28, 2001, by and among KANEB SERVICES, Inc., a Delaware corporation ("KSI"), KANEB SERVICES LLC, a Delaware limited liability company ("KSL"), and the Tax Subsidiaries (as defined in Article 1) of KSL.

                              W I T N E S S E T H:

     WHEREAS, KFC is the sole organizational member of KSL;

     WHEREAS, KSI desires that all of the issued and outstanding shares of capital stock of KPL be contributed to KSL in exchange for the Common Shares Issuance; and

     WHEREAS, KSI desires to distribute to its stockholders all of the KSL Common Shares that it receives in the Common Share Issuance;

     NOW, THEREFORE, in consideration of the premises and the mutual terms, covenants and conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

     As used in this Agreement, the following terms have the following respective meanings:

     1.1 "Action" shall mean that action before the District Court of the State of Texas in Dallas County, case number DF99-1315, in which Kaneb Services, Inc. and Kaneb Management Company, Inc. are plaintiffs and PricewaterhouseCoopers, LLP is defendant.

     1.2 "Adjustment" shall mean the alteration of any item of income, gain, loss, deduction or credit of the Group or any one or more Tax Subsidiaries of KSI occurring after the filing of any return for any tax year through 2001, whether incident to the filing of an amended return or pursuant to an examination by a tax authority. In the latter case, a proposed Adjustment shall become an Adjustment for purposes hereof when it is agreed by KSI (or affected members of the Group), or is unagreed initially but is finally resolved adversely to the affected members of the Group pursuant to an administrative proceeding, judicial action or settlement.

     1.3 "Administrative Services Agreement" shall mean the agreement to be entered into by and between KSI and KSL, in substantially the form of Annex A hereto.

     1.4 "Affected Layers" shall mean, with respect to any Liability Limit Trigger, those layers of liability coverage under the applicable KSI Insurance Policies that the reserve established impacts.

     1.5 "Affiliate" shall mean, with respect to KSI or KSL, any Person, that directly or indirectly, is in control of, is controlled by, controls or is under common control of KSI or KSL, as the case may be. For purposes of this definition, control shall include the ownership of 50% or more of the legal or beneficial interest in any Person or the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. A Person who is an Affiliate shall only be considered an Affiliate for so long as that Person meets the definition of an Affiliate. An officer, director, general partner, managing member or trustee of a Person or Affiliate of such Person shall not be considered to be an Affiliate unless such Person is under the direct or indirect control or common control of KSI or KSL, as the case may be. For purposes of clarity, KSI and KSL shall not be considered to be an Affiliate of the other, nor shall any other company in which a director or officer of KSI or KSL is also a director, officer or stockholder be considered an Affiliate of KSI or KSL unless KSI or KSL, as the case may be, itself controls such company.

     1.6 "Agreement" shall have the meaning specified in the preamble.

     1.7 "Allocated Shares" shall mean that amount of each Annual Premium, not including any Reinstated Premium, if applicable, for which KSL is agreeing to pay to KSI for its respective shares of the various Annual Premiums, as determined in accordance with Section 4.1(b).

     1.8 "Annual Premiums" shall mean the premiums owed by KSI under the various KSI Insurance Policies during the applicable Initial Policy Periods.

     1.9 "Aon" shall mean Aon Risk Services of Texas, Inc., or such other entity that serves as the insurance agent for KSI.

     1.10 "Business Day" shall mean any day other than Saturday, Sunday or a day on which commercial banks located in Dallas, Texas are required or authorized by law to close.

     1.11  "CERCLA"  shall  mean  the  Comprehensive   Environmental   Response,
Compensation, and Liability Act, 42 U.S.C., Section 9601 et seq.

     1.12 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.13 "Common Share Issuance" shall mean the issuance by KSL to KFC of a number of KSL Common Shares equal to the quotient obtained by dividing (i) three by (ii) the number of issued and outstanding shares of KSI Common Stock on the Record Date.

     1.14 "Distribution" shall mean the distribution by KSI to its stockholders of all of the issued and outstanding shares of KSL Common Shares.

     1.15  "Distribution  Agent"  shall  mean  American  Stock  Transfer & Trust
Company.

     1.16 "Distribution Date" shall mean the time and date as of which the Distribution is effective.

     1.17 "Employee Benefits Agreement" shall mean the agreement entered into by and between KSI and KSL, substantially in the form of Annex B hereto.

     1.18 "Environmental Conditions" shall mean (i) any pollution, contamination, degradation, damage or injury caused by, related to, arising from or in connection with the generation, handling, use, treatment, storage, transportation, disposal, discharge, release or emission of any Waste Materials and (ii) any course of conduct or operating practice with respect to matters governed by or regulated under Environmental Laws.

     1.19 "Environmental Law" or "Environmental Laws" shall mean all laws, rules, regulations, statutes, ordinances, decrees or orders of any governmental entity now or at any time in the future in effect relating to (i) the prevention or control of any potential pollutant or protection of the air, water or land,
(ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal, discharge, release or transportation and (iii) exposure to hazardous, toxic or other substances alleged to be harmful. The term "Environmental Law" or "Environmental Laws" includes, without limitation, (1) the terms and conditions of any license, permit, approval or other authorization by any governmental entity and (2) judicial, administrative or other regulatory decrees, judgments and orders of any governmental entity. The term "Environmental Law" or "Environmental Laws" includes, but is not limited to, the following statutes and the regulations promulgated thereunder: the Clean Air Act, 42 U.S.C.ss. 7401 et seq., the Resource Conservation Recovery Act, 42 U.S.C.ss. 6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C.ss. 11011 et seq., the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., the Federal Water Pollution Control Act (Clean Water Act), 33 U.S.C.ss. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C.ss. 300f et seq., CERCLA and any state, county or local laws or regulations similar thereto.

     1.20 "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorney fees and other legal fees imposed or incurred (i) pursuant to any agreement, order, notice, requirement, responsibility or directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) arising out of or in connection with any Environmental Laws, (ii) pursuant to any claim by a governmental entity or other person or entity pursuant to common law or statute for personal injury, property damage, damage to natural resources, remediation, payment or reimbursement of response costs or similar costs or expenses or (iii) as a result of Environmental Conditions.

     1.21 "Estimate" shall mean the estimated liability of the Group for Income Tax resulting from the Distribution and restructuring transactions connected with it, and for operations in 2000 and 2001, taking into account the Group's utilization of current-period net operating losses and carryforwards (and other tax attributes and items) from prior years, at an amount equal to $15,000,000.

     1.22 "Group" shall mean KSI, the Predecessors of KSL, the Tax Subsidiaries of KSI, and other "includable corporations" within the meaning of Section 1504 of the Code that are members of the affiliated group of which KSI is the common parent.

     1.23 "Income Tax" shall mean any federal, state or local tax based on income (including Texas franchise tax if the basis for taxation is the "earned surplus" of the affected taxpayer) that is imposed on the Group or any Tax Subsidiary of KSI, including applicable penalty and interest.

     1.24 "Incremental  Group Tax Liability" shall have the meaning specified in
Section 5.2 hereof.

     1.25 "Initial Policy Periods" shall mean the various policy periods for each of the KSI Insurance Policies in effect on the date hereof.

     1.26 "Insured Party" shall mean each of KSI, the KSI Companies, KSL and the KSL Companies.

     1.27 "KFC" shall mean Kaneb Financial Corporation, a Delaware corporation.

     1.28 "KPL" shall mean Kaneb Pipe Line Company LLC, a Delaware limited liability company.

     1.29 "KPL Contribution" shall mean the contribution by KFC of all of the issued and outstanding limited liability company interests of KPL to KSL.

     1.30 "KPLOP Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Kaneb Pipe Line Operating Partnership, L.P. dated September 27, 1989.

     1.31 "KPP Distributions" shall mean a distribution of cash made by Kaneb Pipe Line Partners, L.P. to KSL or any other Subsidiary of KSL pursuant to
Section 5.3 of the KPP Partnership Agreement with respect to the second fiscal quarter of 2001 and a distribution of cash made by Kaneb Pipe Line Operating Partnership, L.P. to KSL or any other Subsidiary of KSL pursuant to Section 5.3 of the KPLOP Partnership Agreement with respect to the second fiscal quarter of 2001. Such KPP Distributions are expected to be made in August, 2001. For purposes of this definition, a Subsidiary of KSL shall not include Kaneb Pipe Line Partners, L.P. or Kaneb Pipe Line Operating Partnership, L.P. or any of their respective Subsidiaries.

     1.32 "KPP Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Kaneb Pipe Line Partners, L.P. dated July 23, 1998.

     1.33 "KSI" shall mean Kaneb Services, Inc., a Delaware corporation.

     1.34 "KSI Common Stock" shall mean KSI's common stock, no par value.

     1.35 "KSI Employee Benefit Plan" shall have the meaning specified in the Employee Benefits Agreement.

     1.36 "KSI Insurance Policy" shall mean those certain insurance policies of Aon in which KSI is the named insured and all of the KSI Companies, KSL and the KSL Companies are additional named insureds.

     1.37 "KSL" for purposes of the assumption and indemnification provisions of this Agreement, shall include Kaneb Services LLC and any and all predecessors or successors thereto, whether by merger, purchase or other acquisition of substantially all of the assets or otherwise, and any and all predecessors or successors to such entities.

     1.38 "KSL Assets" shall mean, collectively, all the property, assets and rights, tangible and intangible, owned or operated by the KSL Companies on, before or after the Distribution Date.

     1.39 "KSL Circumstance" shall have the meaning specified in Section 5.3 hereof.

     1.40 "KSL Common Shares" shall mean the Common Shares of KSL, as defined in the KSL Limited Liability Company Agreement.

     1.41 "KSL Company" shall mean any Subsidiary of KSL.

     1.42 "KSL Employee" shall have the meaning specified in the Employee Benefits Agreement.

     1.43 "KSL Employee Benefit Plan" shall have the meaning specified in the Employee Benefits Agreement.

     1.44 "KSL Former Employee" shall have the meaning specified in the Employee Benefits Agreement.

     1.45 "KSL Group" shall mean KSL and its Tax Subsidiaries, and their successors and assigns.

     1.46 "KSL Liabilities" shall mean any and all Liabilities and Environmental Liabilities to which KSI or any of its respective Affiliates may now or at any time in the future become subject (whether directly or indirectly, including by reason of any KSL Company owning, controlling or operating any business or assets), resulting from, arising out of or relating to (i) any KSL Company, (ii) any KSL Taxes (except as provided otherwise in Article 5 of this Agreement),
(iii) any obligation, matter, fact, circumstance or action or omission by any Person in any way relating to or arising from the business, operations or assets of any KSL Company on, before or after the Distribution Date, (iv) any product or service manufactured, sold or otherwise provided by any KSL Company on, before or after the Distribution Date, (v) except as provided herein, the KPL Contribution, the KPP Contribution, the Distribution or any of the other transactions contemplated hereby or (vi) the KSL Assets. The term "KSL Liabilities" shall also include, without limitation, the following:

          (a) Any and all Liabilities and Environmental Liabilities resulting from, arising out of or relating to (i) the current, former or future assets, activities, operations, facilities, actions or omissions of any KSL Company or any of their respective officers, directors or employees (to the extent such officer, director or employee is acting in his or her capacity as an officer, director or employee of a KSL Company), independent contractors or agents (in their capacity as such), (ii) any product liability claim, recall, replacement, returns or customer allowances of or relating to any KSL Company or (iii) any contract or permit of any KSL Company, regardless of whether the contract or permit is assigned, conveyed or leased hereunder or under any other agreement contemplated hereby;

          (b) Any and all accounts and notes payable of any KSL Company;

          (c) Any and all Liabilities and Environmental Liabilities to, on behalf of, or which arise from or relate to active or inactive employees (retired or otherwise) of KSL or any KSL Company for claims occurring on, before or after the Distribution Date, including, without limitation, (i) liability for any salaries, wages, tax equalization payments, vacation pay, sick leave, personal leave, severance pay, wrongful dismissal or discrimination claims; (ii) liability for or under any employee benefit plan, policy or arrangement, including, without limitation, retirement, pension, medical, dental, profit sharing, unemployment, supplemental unemployment or disability plan policy or arrangement; (iii) liability for any payroll taxes, social security or similar taxes or withholding; (iv) liability arising from claims or litigation and (v) liability arising from any injury, death, loss, disability, occupational disease or claims under any workers' compensation laws;

          (d) Any and all Liabilities and Environmental Liabilities resulting from, arising out of, relating to or occurring on the KSL Properties, the operations on any of the KSL Properties or with regard to any of the KSL Assets, and any off-site Environmental Liabilities related to any of the foregoing or to any KSL Company, including, without limitation, those under any indemnification agreement or obligation of any KSL Company, KSI, or any Affiliate of KSI and any documents related thereto;

          (e) Any and all Liabilities of any KSL Company with respect to any projects or transactions performed or engaged in by it on, before or after the Distribution Date;

          (f) Any and all litigation and claims against any KSL Company existing as of the Distribution Date;

          (g) Except as provided otherwise in Article 5 of this Agreement, any and all Liabilities for KSL Taxes; and

          (h) Any and all legal, accounting, consulting and expert fees and expenses incurred in investigating, preparing, defending, settling or discharging any claim or action arising under, out of or in connection with any of the KSL Liabilities or KSL Assets.

     1.47 "KSL Limited Liability Company Agreement" shall mean that certain amended and restated limited liability company agreement of KSL dated June 28, 2001.

     1.48 "KSL Properties" shall mean the properties currently or previously owned or operated by any KSL Company.

     1.49 "KSL Taxes" shall mean any and all Taxes (i) to which any KSL Company may be obligated pursuant to Article 5 of this Agreement or (ii) relating to or arising from the KPL Contribution, the KPP Contribution and the Distribution (including, without limitation, any transfer taxes or value added taxes).

     1.50  "Liability"  shall  mean any and all  claims,  demands,  liabilities, responsibilities, disputes, causes of action, losses, damages, assessments, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating and defending any claims or causes of action (including, without limitation, attorneys' fees and expenses and all fees and expenses of consultants and other professionals)) and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, or fixed or contingent.

     1.51 "Liability Limit Trigger" shall mean the establishment by an independent third-party claims adjuster, or a representative of the applicable insurance carriers, of a reserve with respect to a claim or a possible claim about which an Insured Party has notified the applicable insurance carrier or carriers under a KSI Insurance Policy or KSI Insurance Policies and such reserve exceeds any limit of liability coverage under the applicable KSI Insurance Policy or KSI Insurance Policies.

     1.52 "NYSE" shall mean The New York Stock Exchange, Inc.

     1.53 "Person" shall mean an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     1.54 "Predecessor" shall mean, with respect to any Tax Subsidiary of KSI (each a "Successor" for purposes of this definition), such Tax Subsidiary (i) that is converted into the Successor pursuant to a state statute permitting such conversion or (ii) that transfers substantially all of its assets to the Successor by means of a merger, sale or election to become a "disregarded entity" for federal (and state, if applicable) income tax purposes.

     1.55 "Record Date" shall have the meaning specified in Section 3.1 hereof.

     1.56 "Redemption" shall mean the redemption for cash by KSI of all of KSI's issued and outstanding shares of Adjustable Rate Cumulative Class A Preferred Stock.

     1.57 "Reinstatement Premium" shall mean that optional premium required under any KSI Insurance Policy to reinstate the maximum amount of any and all limits of liability coverage under such KSI Insurance Policy.

     1.58 "SEC" shall mean the United States Securities and Exchange Commission.

     1.59 "Subsidiary" shall mean, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person, (ii) a partnership in which such Person or a wholly owned subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its wholly owned subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution or (iii) any other Person (other than a corporation or partnership) in which such Person, a wholly owned subsidiary of such Person or such Person and one ore more wholly owned subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or
(y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     1.60 "Tax Subsidiary" shall mean, with respect to KSI or KSL as the context may require, (i) any corporation or association taxable as a corporation that is connected in an unbroken chain of stock ownership satisfying the requirements of
Section 1504(a) of the Code beginning with KSI or KSL as the case may be (provided that, for this purpose, after the Distribution Date, KSL shall be regarded as a corporation that is the common parent of the KSL Group); (ii) any entity not a corporation that is a "disregarded" entity for federal income tax purposes pursuant to Treasury Regulations ss.301.7701-3 and that is owned by KSI, KSL or any Tax Subsidiary of either (determined after application of clause
(i) above) and (iii) any "disregarded" entity owned by KSI, KSL or any Tax Subsidiary of either (determined after application of clauses (i) and (ii) above).

     1.61 "Taxes" shall mean all federal, state, local, foreign and other taxes, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits or other taxes of any kind whatsoever, together with any interest, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.

     1.62 "Transfer Agent" shall mean American Stock Transfer and Trust Company.

     1.63 "Voting Stock" shall mean, with respect to any Person, securities of any class or classes of capital stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of the members of the board of directors or other governing body of such Person.

     1.64 "Waste Materials" shall mean any (i) toxic or hazardous materials or substances; (ii) solid wastes, including asbestos, polychlorinated biphenyls, mercury, buried contaminants, chemicals, flammable or explosive materials; (iii) radioactive materials; (iv) petroleum wastes and spills or releases of petroleum products; and (v) any other chemical, pollutant, contaminant, substance or waste that is regulated by any governmental entity under any Environmental Law.

                                    ARTICLE 2

                    CONTRIBUTIONS; CONVERSION; LINE OF CREDIT

     2.1 Pre-Distribution Transactions.

          (a) KSI  hereby  agrees  that it shall  cause  KFC to  effect  the KPL
     Contribution and KSL hereby agrees that it shall cause the Common Share Issuance to be made or occur, effective before the Distribution Date.

          (b) KSI hereby agrees that it shall cause KFC to distribute all of the issued and outstanding KSL Common Shares held by KFC to KSI, effective before the Distribution Date.

     2.2 Guarantees and Financial Assurances. KSL agrees to use commercially reasonable efforts to obtain the release of any guarantees or other financial assurances provided by KSI or any of its Affiliates on behalf of any KSL Company.

     2.3 KSL Acknowledgments that this Agreement is a valid, binding and enforceable contract which has been approved by its sole shareholder. KSL further acknowledges that this Agreement and the transactions contemplated hereby are in the best interests of KSL.

     2.4 Line of Credit KSL hereby agrees that it will enter into a revolving credit facility with KSI, on terms and conditions reasonably satisfactory to KSI, under which KSI may borrow from KSI up to $25 million in aggregate borrowings.

     2.5 Letter of Credit. Within 30 after KSI requests, KSL shall cause a financial institution, which shall be reasonably acceptable to KSI, to issue for the benefit of KSI an irrevocable letter of credit in the amount of at least the Estimate and upon terms and conditions otherwise reasonably satisfactory to KSI.

     2.6 Covenant regarding KPP Distributions. KSL hereby agrees to pay to KSI the full amount of any KPP Distributions within 10 Business Days after KSL or any Subsidiary of KSL receives any KPP Distributions. For purposes of this
Section 2.6, a Subsidiary of KSL shall not include Kaneb Pipe Line Partners, L.P. or Kaneb Pipe Line Operating Partnership, L.P. or any of their respective Subsidiaries.

     2.7 Covenant  regarding  Assignment.  KSL hereby  agrees that it will cause
Kaneb Management Company LLC to assign, effective prior to the Distribution Date, to KSI (i) the rights to, interests in and rights to recover under the Action and (ii) the rights to, interests in and rights to recover under any claim that has arisen or hereafter arises out of any acts, transactions or occurrences that formed the basis of the Action.

                                    ARTICLE 3

                            MECHANICS OF DISTRIBUTION

     3.1 Mechanics of KSL Distribution. The Distribution shall be effected by the distribution to each holder of record of KSI Common Stock, as of the record date designated for the Distribution by or pursuant to the authorization of the Board of Directors of KSI (the "Record Date"), of one share of KSL Common Shares for each three shares of KSI Common Stock held by such holder. No fraction of a share of KSL Common Shares shall be issued, but in lieu thereof KSI shall cause the Distribution Agent to aggregate all fractional shares that would be issued but for this Section 3.1 and sell such aggregated fractional shares in the public market and the aggregate net cash proceeds of those sales shall be distributed ratably to those KSI stockholders who would otherwise have received the fractional interests.

     3.2 Timing of Distribution. The Board of Directors of KSI shall formally declare the Distribution and shall authorize KSI to pay it upon the satisfaction or waiver of the conditions set forth in Article 7, by delivery of certificates for KSL Common Shares to the Transfer Agent for delivery to the holders entitled thereto. The Distribution shall be deemed to be effective upon notification by KSI to the Transfer Agent that the Distribution has been declared and that the Transfer Agent is authorized to proceed with the distribution of KSL Common Shares.

                                    ARTICLE 4
                       ALLOCATION OF INSURANCE OBLIGATIONS

     4.1 Obligations during the Initial Policy Period.

          (a) Annual Premiums.

               (i) KSI hereby agrees that it will pay the Annual Premiums in accordance and in compliance with the terms and conditions of the various KSI Insurance Policies.

               (ii) KSL hereby agrees that it will pay to KSI its Allocated Shares of the various Annual Premiums in the manner and when reasonably necessary to allow KSI to meet its obligations in the payment of the Annual Premiums under the KSI Insurance Policies.

          (b) Allocated Share. Aon shall determine the Allocated Shares of KSL during the Initial Policy Periods, which may be different for each Annual Premium and which determination shall be based on the historical losses, exposures to risk, projected expected losses and possible magnitude of losses of KSI and KSL and their respective Subsidiaries. KSI and KSL hereby agree that Aon's determination regarding the Allocated Shares of KSL shall be conclusive absent manifest error.

     4.2 Notification Requirements; Reinstatement of Liability Limits.

          (a) KSI agrees that it will, and that it will cause all KSI Companies to, comply with the notification requirements relating to possible and known claims set forth in the KSI Insurance Policies. KSL agrees that it will, and that it will cause all KSL Companies to, comply with the notification requirements relating to possible and known claims set forth in the KSI Insurance Policies.

          (b) If a Liability Limit Trigger occurs relating to a claim or a possible claim against KSI or a KSI Company, then, unless KSI obtains the written consent of KSL, KSI shall (or shall cause such KSI Company to) (i) elect to pay any Reinstatement Premiums relating to the Affected Layers within the time period provided for in the applicable KSI Insurance Policy or KSI Insurance Policies and (ii) pay such Reinstatement Premiums relating to the Affected Layers in accordance with the terms of the relevant KSI Insurance Policy or KSI Insurance Policies.

          (c) If a Liability Limit Trigger occurs relating to a claim or a possible claim against KSL or a KSL Company, then, unless KSL obtains the written consent of KSI, KSL shall (or shall cause such KSL Company to) (i) elect to pay any applicable Reinstatement Premiums relating to the Affected Layers within the time period provided for in the applicable KSI Insurance Policy or KSI Insurance Policies and (ii) pay such Reinstatement Premiums relating to the Affected Layers in accordance with the terms of the relevant KSI Insurance Policy or KSI Insurance Policies.

     4.3 Redetermination after Initial Policy Period. Each of KSL and KSI hereby agree that the terms and conditions of this Article 4 shall be in full force and effect, with respect to each KSI Insurance Policy, during such KSI Insurance Policy's respective Initial Policy Period. Each of KSL and KSI hereby agree that after, with respect to each KSI Insurance Policy, the termination of such KSI Insurance Policy's Initial Policy Period, the terms of this Article 4 are subject to change and re-negotiation in full after such Initial Policy Period, but only with respect to such KSI Insurance Policy. With respect to periods after such Initial Policy Period, KSL and KSI hereby agree to re-negotiate the terms of this Article 4 in full based on the changes in each others' business, increases in the applicable Annual Premium and on the recommendations of Aon with respect to the allocation of such Annual Premium, but only with respect to the applicable KSI Insurance Policy whose Initial Policy Period has expired. Upon the termination of such Initial Policy Period, if the parties have not agreed on the terms and conditions of the allocations of such Annual Premium or on the continuation, amendment, or termination of the other terms and conditions contained in this Article 4, then the terms and conditions of this Article 4 shall terminate and shall be of no further force and effect with respect to, and only with respect to, such KSI Insurance Policy. KSL and KSI hereby agree that this Section 4.3 shall have not have the effect of reducing or minimizing the obligations of KSL under Section 4.4, and this Section 4.3 is expressly subject to Section 4.4.

     4.4 Letter of Credit. Notwithstanding anything contained in Section 4.3 to the contrary, within 15 calendar days after KSI requests, KSL shall cause a financial institution, which is reasonably satisfactory to KSI, to issue for the benefit of KSI a letter of credit to support the obligations of KSI under the various issued and outstanding letters of credit that KSI has caused to be issued for the benefit of various insurance carriers. However, such letter of credit shall be in the amount reasonably determined by KSI to back that portion of such issued and outstanding letters of credit that KSI allocates to the businesses and operations of KSL and the KSL Companies. Such letter of credit shall be on terms and conditions, other than amount, that KSI determines in its sole discretion.

                                    ARTICLE 5

                             LIABILITY FOR ESTIMATE

     5.1 Payment of Estimate and Incremental Group Tax Liability by KSL to KSI

          (a) KSL shall pay to KSI, on or before the fifteenth (15th) day after written demand therefor, an amount equal to the Estimate. Demand for payment by KSI may be made, at KSI's election, in lump-sum or installments. In the event that transactions and operations occurring within the Group after the Distribution Date would, in KSI's sole judgement, have reduced the amount of the Estimate, KSI may, but shall not be required to, reduce KSL's obligation to pay KSI. Such reduced amount shall be treated as the Estimate for all purposes hereunder, and KSI shall make corresponding reductions in the relevant components of the Estimate reflected in Section
     5.2 (a) and (b), below.

          (b) If an Incremental Group Tax Liability arises with respect to any tax period ending on or before December 31, 2001, KSL shall pay to KSI an amount equal to the Incremental Group Tax Liability, determined in accordance with Section 5.2 hereof, such payment by KSL to be made to KSI no more than five (5) business days after demand therefor.

          5.2 Determination of Incremental Group Tax Liability The Incremental Group Tax Liability shall be one or more of the following amounts (provided, however, that there shall be no duplication of amounts):

          (a) Tax Year 2001:

               (i) Federal - the amount by which (i) the Group's liability for Income Tax reflected on its consolidated federal income tax return as filed exceeds (ii) $15,000,000.

               (ii) State - (A) the amount by which (i) the Group's liability (whether reflected on one or more combined, consolidated or unitary returns as filed or arising pursuant to an Adjustment) for state or local tax that would not have been payable but for the Distribution exceeds (ii) zero; plus (B) the amount by which (i) the Group's liability for Income Tax reflected on the returns as filed for (or that include) KSL and/or any Tax Subsidiary of KSL (or any predecessor of KSL or any such Tax Subsidiary), insofar as such liability is reasonably allocable to KSL or any such Tax Subsidiary as determined by KSI exceeds (ii) zero.

          (b) Tax Year 2000:

               (i) Federal - the amount by which (i) the Group's liability for Income Tax reflected on its consolidated federal income tax return as filed exceeds (ii) zero.

               (ii) State - the amount by which (i) the Group's liability for Income Tax reflected on combined, consolidated or unitary returns, as filed, for (or that include) KSL and/or any Tax Subsidiary of KSL (or any predecessor of KSL or any such Tax Subsidiary), insofar as such liability is reasonably allocable to KSL or any such Tax Subsidiary as determined by KSI exceeds (ii) zero.

          (c) All Tax Years (including 2000 and 2001):

               (i) Federal - the amount by which the Group's liability for Income Tax is increased above the amount shown on any consolidated federal income tax return by one or more Adjustments that increase income or decrease deductions or credits (on a cumulative basis, taking into account carrybacks and carryovers to tax years before and after any such Adjustment), which amount shall be determined by calculating the Group's liability for Income Tax in the applicable tax years with and without the Adjustment(s).

               (ii) State - the amount by which the Group's liability for Income Tax is increased by any Adjustment (on a cumulative basis, taking into account carrybacks and carryovers to tax years before and after the Adjustment) shown on any consolidated, combined or unitary return, as filed, for (or that includes) KSL and/or any Tax Subsidiary of KSL (or any predecessor of KSL or any such Tax Subsidiary), insofar as such increase is reasonably allocable to KSL or any such Tax Subsidiary as determined by KSI. The foregoing amount of increased Income Tax shall be determined by calculating the Group's liability for tax in the applicable tax years with and without the Adjustment.

          (d) Separate State Returns - State and local Income Tax reflected on separate returns filed (or that were required to be filed) by or on behalf of KSI, KSL or any Tax Subsidiary of either shall be the responsibility of the entity whose operations are reflected on such return.

     5.3 Indemnity In the event KSI or KSL is required to pay to the Internal Revenue Service, or any state or local taxing authority, any Income Tax that is the responsibility of the other, KSI or KSL, as the case may be, shall be entitled to reimbursement from the other party in the amount of such Income Tax. The procedural mechanics for the enforcement of this Section 5.3 shall be in accordance with Article 6.

     5.4 Payment of Interest, Penalties and Expenses Interest, penalties and expenses incurred by KSI in connection with the amendment of its tax returns or those of its Tax Subsidiaries, and/or the examination of any such return by the Internal Revenue Service or any state or local taxing authority, or any subsequent administrative or judicial proceedings, shall be borne equitably by those parties whose liability for Income Tax may be affected by such amendment, examination or subsequent proceedings. No interest shall be charged to KSI or KSL in connection with any liability for Income Tax payable under this Agreement, however, unless interest is payable to the Internal Revenue Service or any state or local taxing authority or to another member of the Group as a result of any allocation of Income Tax.

     5.5 KSI as Agent

          (a) KSL and its Tax Subsidiaries hereby appoint KSI as agent and attorney-in-fact with full authority (i) to prepare and file any tax return that reflects operations of KSL or any Tax Subsidiary, for all tax years ending on or before December 31, 2001, (ii) to pay any liability for Income Tax shown thereon, (iii) to represent KSL and its Tax Subsidiaries in connection with the examination of any such return by the Internal Revenue Service or any state or local taxing authority and (iv) to resolve disputes regarding liability for Income Tax.

          (b) KSL shall provide KSI with such data in its possession that is necessary for the proper and timely filing of all federal, state and local tax returns and forms. In the event KSL fails to provide such data in proper form and within sufficient time to permit the timely filing of any such tax return, any penalties or interest assessed by reason of a delay in filing such tax return shall be payable by KSL. Any and all such data shall be confidential and may be disclosed by KSI to third parties only to the extent KSI, in the exercise of its reasonable business judgment, determines such disclosure is necessary or appropriate to comply with its obligations under applicable federal, state or local taxing provisions.

          (c) The agency power of KSI, as described in this section, shall extend to all periods during which KSL or any member of the KSL Group is a member of the Group, and, after the Distribution Date, KSI shall retain the sole power to make or change on behalf of KSL, or any Tax Subsidiary, any election or other decision affecting Income Tax liabilities for such periods that KSL or such Tax Subsidiary was a member of the Group.

     5.6 Application of Article 5 This Article 5 shall be applicable to the Group's tax year ending December 31, 2001, and to all prior tax years.

                                    ARTICLE 6

                                 INDEMNIFICATION

     6.1 Indemnification Matters.

          (a) KSL hereby agrees to indemnify, defend and hold KSI its respective Affiliates and each of their respective officers, directors, employees, agents and assigns (collectively, the "KSL Indemnified Parties") harmless from and against any and all Liabilities or Environmental Liabilities (including, without limitation, reasonable fees and expenses of attorneys, accountants, consultants and experts) that the KSL Indemnified Parties incur, suffer or realize, are subject to a claim for or are subject to, that are based upon, arising out of, relating to or otherwise in respect of:

               (i) any breach of any covenant or agreement of any KSL Company contained in this Agreement or any other agreement contemplated hereby, including the Employee Benefits Agreement;

               (ii) the acts or omissions of any KSL Company or any Affiliate of any KSL Company (other than KSI or its respective Affiliates that are not KSL Companies after the Distribution) or the conduct of any business by them or any predecessor thereto before, on or after the Distribution Date;

               (iii) the KSL Liabilities;

               (iv) the KSL Assets;

               (v) any Tax for which KSL in responsible (except as provided otherwise in Article 5 of this Agreement);

               (vi) any and all amounts for which KSI may be liable on account of any claims, administrative charges, self-insured retentions, deductibles, retrospective premiums or fronting provisions in insurance policies, including as the result of any uninsured period, insolvent insurance carriers or exhausted policies, arising from claims by any KSL Company or any Affiliate of any KSL Company, or the employees of any of the foregoing, or claims by insurance carriers of any KSL Company for indemnity arising from or out of claims by or against any KSL Company for acts or omissions of any KSL Company, or related to any current or past business of any KSL Company or any product or service provided by any KSL Company;

               (vii) any Liability incurred under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, with respect to any employees of KSI who become employees of any KSL Company after the Distribution or their dependents;

               (viii) any settlements or judgments in any litigation commenced by one or more insurance carriers against KSI on account of claims by any KSL Company or employees of any KSL Company;

               (ix) the on-site or off-site handling, storage, treatment or disposal of any Waste Materials generated by any KSL Company;

               (x) any and all Environmental Conditions, known or unknown, existing on, at or underlying any of the KSL Properties or related to the operations on any of the KSL Properties or with regard to any of the KSL Assets;

               (xi) any acts or omissions of any KSL Company relating to the ownership or operation of the business of any KSL Company or the KSL Properties;

               (xii) any and all Liabilities incurred by KSI or any of its Affiliates relating to any guarantee or other financial assurance provided by KSI or any of its Affiliates on behalf of any KSL Company;

               (xiii) any Liability relating to any claim or demand by any stockholder of KSI, any member of KSL or any other Person with respect to the KPL Contribution, the KPP Contribution, the Distribution or the transactions relating thereto;

               (xiv) any  Liability  relating to any KSL Employee  Benefit Plan;
          and

               (xv) any Liability relating to any KSI Employee Benefit Plan to the extent that the Liability relates to a KSL Employee, a KSL Former Employee or a dependent or beneficiary of a KSL Employee or a KSL Former Employee.

          (b) Absolute Indemnity. NONE OF THE KSL INDEMNIFIED PARTIES WILL BE OBLIGATED TO INSTITUTE ANY LEGAL PROCEEDINGS IN CONNECTION WITH THE COLLECTION OR PURSUIT OF ANY INSURANCE TO EXERCISE AN INDEMNIFICATION REMEDY UNDER THIS ARTICLE 6. UNLESS OTHERWISE SPECIFICALLY EXPRESSED, THIS INDEMNITY OBLIGATION SHALL APPLY WITHOUT REGARD TO WHETHER THE LIABILITY OR ENVIRONMENTAL LIABILITY WAS CAUSED BY THE ORDINARY OR GROSS NEGLIGENCE OF ANY OF THE KSL INDEMNIFIED PARTIES (WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE), OR WHETHER THE LIABILITY OR ENVIRONMENTAL LIABILITY IS BASED ON STRICT LIABILITY, ABSOLUTE LIABILITY OR ARISES AS AN OBLIGATION OF CONTRIBUTION OR INDEMNITY. KSL ACKNOWLEDGES THAT IT IS AWARE OF VARIOUS THEORIES KNOWN AS THE "EXPRESS NEGLIGENCE" DOCTRINE AND OTHER SIMILAR DOCTRINES AND THEORIES THAT MAY LIMIT INDEMNIFICATION AND AGREES AND STIPULATES THAT THE PROVISIONS OF THIS AGREEMENT REFLECT THE EXPRESS INTENT OF THE PARTIES THAT THE INDEMNIFICATION TO BE PROVIDED BY KSL APPLY NOTWITHSTANDING THE FACT THAT THE LIABILITY OR ENVIRONMENTAL
     LIABILITY (I) MAY NOT CURRENTLY BE KNOWN BY IT OR MANIFEST ITSELF IN ANY REGARD, (II) MAY ARISE UNDER A STATUTE OR THEORY THAT MAY NOT CURRENTLY EXIST OR BE KNOWN TO KSL, RESPECTIVELY, (III) MAY ARISE AS A RESULT OF ANY ACT OR OMISSION BY ANY OF THE KSL INDEMNIFIED PARTIES (WHETHER SUCH CONDUCT BE SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE) OR (IV) MAY CONSTITUTE A VIOLATION OF ANY APPLICABLE CIVIL OR CRIMINAL LAW OR REGULATION.

     6.2 Notice of KSL Circumstance. After receipt by KSI of notice, or KSI's actual discovery, of any action, proceeding, claim, demand or potential claim that could give rise to a right to indemnification from KSL pursuant to any provision of this Agreement (any of which is individually referred to as a "KSL Circumstance"), KSI shall give KSL written notice describing the KSL Circumstance in reasonable detail; provided, however, that no delay by KSI in notifying KSL shall relieve KSL from any Liability or Environmental Liability hereunder. If KSL notifies KSI within 15 days after such notice that KSL is assuming the defense thereof, except as otherwise provided in Article 5 of this Agreement, (i) KSL will defend the KSL Indemnified Parties against the KSL Circumstance with counsel of its choice, provided such counsel is reasonably satisfactory to KSI, (ii) the KSL Indemnified Parties may retain separate co-counsel at its or their sole cost and expense (except that KSL will be responsible for the fees and expenses for the separate co-counsel to the extent KSI concludes reasonably that the counsel KSL has selected has a conflict of interest), (iii) the KSL Indemnified Parties will not consent to the entry of any judgment or enter into any settlement with respect to the KSL Circumstance without the written consent of KSL and (iv) KSL will not consent to the entry of any judgment with respect to the KSL Circumstance, or enter into any settlement that (x) requires any payments by or continuing obligations of an KSL Indemnified Party, (y) requires a KSL Indemnified Party to admit any facts or liability that could reasonably be expected to adversely affect a KSL Indemnified Party in any other matter or (z) does not include a provision whereby the plaintiff or claimant in the matter releases the KSL Indemnified Parties from all Liability with respect thereto, without the written consent of KSI. If KSL does not notify KSI, within 15 days after KSI has given notice of the KSL Circumstance that KSL is assuming the defense thereof, then the KSL Indemnified Parties may defend against, or enter into any settlement with respect to, the KSL Circumstance in any manner the KSL Indemnified Parties reasonably may deem appropriate, at KSL's sole cost.

     6.3 Payment. Payment of any amounts due pursuant to this Article 6 shall be made in United States dollars in immediately available funds, by wire transfer to a bank account or accounts to be designated by KSL Indemnified Party within ten Business Days after notice is sent by the KSL Indemnified Party. If and to the extent the KSL Indemnified Party shall make written demand upon KSL for indemnification pursuant to this Article 6 and KSL shall refuse or fail to pay in full, within ten Business Days of such written demand, the amounts demanded pursuant hereto and in accordance herewith, then the KSL Indemnified Party may use any legal or equitable remedy to collect from KSL the amount demanded.

     6.4 Insurance. KSL shall not be obligated to indemnify the KSL Indemnified Parties for amounts that shall have been covered and paid by insurance of the KSL Indemnified Party; provided, however, insurance shall not include deductibles or self-insured retentions.

     6.5 Scope of Indemnification. INDEMNIFICATION UNDER THIS ARTICLE 6 SHALL BE IN ADDITION TO ANY REMEDIES KSI, KSL OR THE KSL INDEMNIFIED PARTY, AS THE CASE MAY BE, MAY HAVE AT LAW OR EQUITY. THERE SHALL BE NO TIME LIMIT AS TO KSL'S INDEMNIFICATION OBLIGATIONS HEREUNDER.

     6.6 Indemnity for Certain Environmental Liabilities. It is the intention of the parties that the indemnity provided herein with respect to Environmental Liabilities under CERCLA and corresponding provisions of state law is an agreement expressly not barred by 42 U.S.C.ss. 9607(e)(i) or corresponding provisions of any state law.

                                    ARTICLE 7

                        CONDITIONS TO OBLIGATIONS OF KSI

     The obligations of KSI to consummate the Distribution hereunder shall be subject to the fulfillment of each of the following conditions:

          (a The Board of Directors of KSI shall be satisfied that, after giving effect to the KPL Contribution and the KPP Contribution, (i) KSI will not be insolvent and will not have unreasonably small capital with which to engage in its businesses and (ii) the KSI surplus (as such term is defined by Delaware General Corporation Law) will be sufficient to permit, without violation of Delaware law, the Distribution.

          (b KSI and KSL shall have executed the Employee Benefits Agreement.

          (c KSI and KSL shall have executed the Administrative Services Agreement.

          (d The KPL Contribution and Common Share Issuance shall have been effected.

          (e The KSL Common Shares shall have been approved for listing by the NYSE, and the NYSE shall not have (i) withdrawn its certification filed with the SEC that the KSL Common Shares has been approved for listing, (ii) suspended trading in either the KSL Common Shares or the KSI Common Stock or (iii) filed with the SEC a Form 25 to strike either the KSL Common Shares or the KSI Common Stock from listing and registration thereof.

          (f KSL's Registration Statement on Form 10 shall have become effective pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and the SEC shall not have commenced any action to prohibit or restrict the Distribution in any way.

          (g The Board of Directors of KSI shall not have determined, in its sole discretion, to abandon, defer or modify the Distribution or the terms thereof.

                                    ARTICLE 8

                                  MISCELLANEOUS


     8.1 KSL Covenants. To assure the performance of the obligations of KSL under this Agreement, KSL hereby covenants and agrees that it will not, and will cause its respective Subsidiaries not to, merge, convert into another entity, engage in a share exchange for a majority of its shares, liquidate or transfer, assign or otherwise convey or allocate, directly or indirectly, in one or more transactions, whether or not related, a majority of its assets (determined in good faith by a board resolution prior to the transaction on a fair value and consolidated basis) to any Person unless the acquiring Person (i) expressly assumes the obligations of it hereunder, (ii) executes and delivers to KSI an agreement, in form and substance satisfactory to KSI, agreeing to be bound by each and every provision of this Agreement and the Employee Benefits Agreement as if it were KSL and (iii) has a net worth on a pro forma basis after giving effect to the acquisition or business combination equal to or greater than that of KSL (on a consolidated basis) and KSL's compliance with the provisions
Article 5 of this Agreement. Any such assumption of liability by the acquiring Person shall not release KSL from its obligations under this Agreement.

     8.2 Governing Law. All questions arising out of this Agreement and the rights and obligations created herein, or its validity, existence, interpretation, performance or breach, shall be governed by and construed in accordance with the internals laws of the State of Texas, without regard to or the application of the rules of conflicts of laws set forth in such laws.

     8.3 Notices. All notices and other communications to be given or made hereunder shall be in writing and shall be (a) personally delivered with signed receipt obtained acknowledging delivery; (b) transmitted by postage prepaid registered mail, return receipt requested (air mail if international); or (c) transmitted by facsimile; to a party at the address set out below (or at such other address as it may have provided notification for the purposes hereof to the other party hereto in accordance with this Section).

         If to KSL or to any of the         Kaneb Services LLC
         Tax Subsidiaries of KSL:           2435 North Central Expressway
                                            Richardson, Texas 75080
                                            Fax number:       (972) 699-4000
                                            Attention: President

         With a copy to:                    Fulbright & Jaworski L.L.P.
                                            1301 McKinney, Suite 5100
                                            Houston, Texas 77010-3095
                                            Fax number:       (713) 651-5246
                                            Attention:        John A. Watson

         If to KSI:                         Kaneb Services, Inc.
                                            2435 North Central Expressway
                                            Richardson, Texas 75080
                                            Fax number:       (972) 699-4000
                                            Attention: President

         With a copy to:                    Fulbright & Jaworski L.L.P.
                                            1301 McKinney, Suite 5100
                                            Houston, Texas 77010-3095
                                            Fax number:       (713) 651-5246
                                            Attention:        John A. Watson

     8.4  Expenses.  Except as otherwise  set forth  herein or in any  agreement
executed  in  connection   herewith  all  costs  and  expenses  related  to  the
Distribution and the transactions contemplated hereby shall be borne by KSL.

     8.5 Entire Agreement. This Agreement, including the Schedules, Annexes and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between KSI, KSL and the Tax Subsidiaries of KSL with respect to the subject matter hereof and supersedes all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by duly authorized officers of KSI, KSL and the Tax Subsidiaries of KSL.

     8.6 Waiver. No consent or waiver, express or implied, by a party hereto to or of any breach or default by the other party hereto in the performance by such other party of its obligations hereunder will be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. Failure on the part of a party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, will not constitute a waiver by such party of its rights hereunder. The giving of consent by a party in any one instance will not limit or waive the necessity to obtain such party's consent in any future instance.

     8.7 Binding Effect; Assignment; No Third Party Benefit.

          (a This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. None of the parties to this Agreement may assign its rights under this Agreement without the prior written consent of all of the other parties; provided, however, KSI may assign any of its rights and obligations under this Agreement to any Subsidiary of KSI, without the consent of any other party to this Agreement.

          (b Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than KSL, KSI, the KSL Indemnified Parties and the Tax Subsidiaries of KSL any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     8.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     8.9 References. All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

     8.10 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, will include all other genders; and the singular will include the plural and vice versa. The headings of the Articles and Sections of this Agreement are included for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction hereof or thereof.

     8.11 Severability. Any provision of this Agreement that is determined by arbitration as provided herein or a court of competent jurisdiction to be invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable, so long as the material purposes of this Agreement can be determined and effectuated. Should any provision of this Agreement be so declared invalid, illegal or unenforceable, the parties shall agree on a valid provision to substitute for it.

     8.12 Further Assurances. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments, as will from time to time be reasonably required to carry out the terms and provisions of this Agreement.

     8.13 Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived, only by a written instrument executed by KSI, KSL and the Tax Subsidiaries of KSL.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth in the introduction to this Agreement.

                                 KANEB SERVICES, INC.


                                 By:           //s//
                                         William H. Kettler
                                          Vice President


                                 KANEB SERVICES LLC

                                 By:          //s//
                                         Howard C. Wadsworth
                                          Vice President

                                KANEB PIPE LINE COMPANY LLC


                                 By:          //s//
                                         Howard C. Wadsworth
                                          Vice President

                                MARTIN OIL LLC

                                By:          //s//
                                       Howard C. Wadsworth
                                        Vice President


                                KANEB MANAGEMENT COMPANY LLC


                                 By:          //s//
                                         Howard C. Wadsworth
                                          Vice President

                                 TEXAS ENERGY SERVICES LLC

                                 By:          //s//
                                         Howard C. Wadsworth
                                           President

                                 KANEB INVESTMENT, L.L.C.


                                 By:          //s//
                                         Howard C. Wadsworth
                                           President


                                 KANEB, INC.

                                 By:          //s//
                                         Howard C. Wadsworth
                                           President


                                 KANEB LLC

                                 By:          //s//
                                         Howard C. Wadsworth
                                          Vice President

                                                                        Annex A


                       [Administrative Services Agreement]

                                                                        Annex B


                          [Employee Benefits Agreement]